Exhibit 12.1

Certification by the Chief Executive Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Michael Kliger, certify that:

1. I have reviewed this annual report on Form 20-F of MYT Netherlands B.V. (the “Company”); and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 7, 2024

By:	/s/ Michael Kliger
Name: Michael Kliger
Title: Chief Executive Officer